UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2022

Resonate Blends, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21202	58-1588291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26565 Agoura Road, Suite 200 Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 571-888-0009

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed, on January 28, 2022, we entered into Securities Purchase Agreements (the “Purchase Agreements”) with two accredited investors, pursuant to which we issued and sold to the investors two convertible promissory notes, dated January 28, 20022, each in the principal amount of $275,000 for an aggregate principal amount of $550,000.

The Purchase Agreements allow for additional notes to be issued to investors up to $750,000, prior to any original issue discount being added. On February 4, 2022, we issued and sold to two investors (the “Investors”) two convertible promissory notes, dated February 4, 2022, each in the principal amount of $55,000 for an aggregate principal amount of $110,000 (the “Notes”).

We received $100,000 from the Notes after applying the original issue discount to the Notes.

The maturity date for repayment of the Notes is nine months from issuance and the Notes bear interest at 10% per annum. We may prepay the Notes provided that we shall make payment to the investors of an amount in cash equal to the sum of: the then outstanding principal amount of this Note, plus interest on the unpaid principal amount of the Note, plus any Default Interest on the amounts, plus any amounts owed to the Holder pursuant to the Purchase Agreement.

All principal and accrued interest on the Notes is convertible into shares of our common stock. The conversion price shall equal a fixed price of $0.15 per share or, at the option of the investors in the event that we fail to complete a Qualified Offering before the five (5) month anniversary of the issue date, the Registration Conversion Price. The “Registration Conversion Price” shall mean 75% multiplied by the volume weighted average of the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. The investor shall be entitled to add to the principal amount of the Note $750.00 for each conversion to cover investor’s deposit fees associated with each Notice of Conversion. “Qualified Offering” means any offer and sale by us of an original issuance of equity securities, comprised of either Common Stock or preferred stock of the Company, in a single transaction to investors pursuant to which at least an aggregate of $2,000,000.00 gross proceeds are received by the Company.

In the event that by the five (5) month anniversary of the issue date a Qualified Offering (as defined above) has not occurred, then we shall file with the SEC a registration statement on Form S-1 covering the resale of the maximum number of Registrable Securities, defined as the Commitment Shares, Conversion Shares and Warrant Shares.

In connection with the investment, we issued Commitment Shares to each investor in the amount of 60,000 shares and we also issued warrants to the investors to each purchase 62,500 shares of our common stock at an exercise price of $0.40 per share. In the event that there is no effective registration statement five months from the issue date registering the shares underlying the warrants, then the investors may exercise the warrants using a cashless feature.

The Purchase Agreements contain a most favored nation provision that allows investors to claim any lower price from any future securities six months after this closing and a blocker on issuing variable rate investments.

The foregoing description of the Purchase Agreements, the Notes, the Warrants, and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreements, the Notes and the Warrants, which are included in this Current Report as Exhibits 10.1-10.2 and 4.1-4.4, respectively, and are incorporated herein by reference.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth in Items 1.01 is incorporated into this Item 2.03 by reference.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Convertible Promissory Note, dated February 4, 2022
4.2	Convertible Promissory Note, dated February 4, 2022
4.3	Common Stock Purchase Warrant, dated February 4, 2022
4.4	Common Stock Purchase Warrant, dated February 4, 2022
10.1	Securities Purchase Agreement, dated January 28, 2022(1)
10.2	Securities Purchase Agreement, dated January 28, 2022(1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(1) Incorporated by reference to the Current Report on Form 8-K filed with the SEC on February 3, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resonate Blends, Inc.

/s/ Geoffrey Selzer
Geoffrey Selzer
Chief Executive Officer
Date: February 10, 2022